EXHIBIT 99.1

Midland States Bancorp, Inc. Announces $25 Million Stock Repurchase Program and Declares Quarterly Cash Dividend of $0.2425 Per Share

EFFINGHAM, Ill., Aug. 06, 2019 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) announced today that its Board of Directors has approved a stock repurchase program that authorizes the Company to repurchase up to $25 million of its common stock.

The Board of Directors also declared a quarterly cash dividend of $0.2425 per share.  The dividend is payable on or about August 23, 2019 to all shareholders of record as of the close of business on August 16, 2019.

Jeffrey G. Ludwig, President and Chief Executive Officer of Midland States Bancorp, said, “Our strong financial performance is producing significant internal capital generation.  The authorization of the stock repurchase program provides the Company with another option that we can consider for returning capital to shareholders.  We believe that a balanced approach to capital allocation – which includes supporting organic growth, making accretive acquisitions, paying an attractive and growing dividend, and repurchasing shares of our common stock – will help to create additional value for our shareholders going forward.”

Stock repurchases under the newly authorized program may be made from time to time on the open market, in privately negotiated transactions, or in any other manner that complies with applicable securities laws, at the discretion of the Company. The program will be in effect until June 30, 2020, with the timing of purchases and the number of shares repurchased under the program dependent upon a variety of factors including price, trading volume, corporate and regulatory requirements and market conditions. The repurchase program may be suspended or discontinued at any time without notice.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of June 30, 2019, the Company had total assets of approximately $5.55 billion and its Wealth Management Group had assets under administration of approximately $3.13 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321